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                                                                   EXHIBIT 13(B)

                               Consent of Counsel

I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 52 to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.



/s/ Susan N. Roth
------------------------
    Susan N. Roth

Chattanooga, Tennessee
July 9, 2002